Exhibit 23.1
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Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA








                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants, hereby consents to the use of our name and our auditors' report dated August 22, 2003 except for note 8, as to which the date is October 6, 2003, on the financial statements of Management Solutions & Systems, Incorporated included in the Current Report on Form 8-K.



                                               /s/ Schwartz Levitsky Feldman llp
Toronto, Ontario
October 21, 2003                                          Chartered Accountants


















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